Exhibit 99.2

Pennsylvania Commerce Bancorp, Inc.
Selected Consolidated Financial Data
(Unaudited)

	At or for the
	Three Months Ended
	March 31,
			%
(in thousands, except per share amounts)	2009	2008	Change

Income Statement Data:
Net interest income	$19,337	$18,583	4%
Provision for loan losses	3,200	975	228
Noninterest income	5,499	5,993	(8)
Total revenues	24,836	24,576	1
Noninterest operating expenses	20,627	18,901	9
Net income	837	3,206	(74)

Per Common Share Data:
Net income: Basic	$0.13	$0.50	(74	) %
Net income: Diluted	0.13	0.49	(73)

Book Value	$18.17	$17.26	5%

Weighted average shares outstanding:
Basic	6,465	6,327
Diluted	6,518	6,495

Balance Sheet Data:
Total assets	$2,115,301	$1,957,843	8%
Loans (net)	1,430,105	1,203,231	19
Allowance for loan losses	16,231	11,627	40
Investment securities	470,610	555,604	(15)
Total deposits	1,668,617	1,580,099	6
Core deposits	1,658,100	1,545,575	7
Stockholders' equity	118,997	110,336	8

Capital:
Stockholders' equity to total assets	5.63%	5.64%
Leverage ratio	7.59	7.59
Risk based capital ratios:
Tier 1	9.51	9.99
Total Capital	10.46	10.77

Performance Ratios:
Cost of funds	1.20%	2.11%
Deposit cost of funds	0.87	1.43
Net interest margin	3.83	4.07
Return on average assets	0.16	0.66
Return on average total stockholders' equity	2.91	11.39

Asset Quality:
Net charge-offs to average loans outstanding	0.26%	0.01%
Nonperforming assets to total period-end assets	1.44	0.22
Allowance for loan losses to total period-end loans	1.12	0.96
Allowance for loan losses to nonperforming loans	55	309
Nonperforming assets to capital and reserves	22%	4%

Pennsylvania Commerce Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income
(unaudited)

	Quarter ending,

	March 2009			December 2008			March 2008
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
(dollars in thousands)
Earning Assets
Investment securities:
Taxable	$525,370	$5,477	4.17%	$546,047	$6,467	4.74%	$616,294	$7,927	5.14%
Tax-exempt	1,623	26	6.41	1,622	25	6.17	1,621	25	6.17
Total securities	526,993	5,503	4.18	547,669	6,492	4.74	617,915	7,952	5.15
Federal funds sold	0	0	0.00	0	0	0.00	0	0	0.00
Loans receivable:
Mortgage and construction	753,190	10,740	5.70	723,049	11,153	6.05	579,577	9,992	6.83
Commercial loans and lines of credit	369,236	4,663	5.05	373,748	5,268	5.52	332,486	5,865	6.98
Consumer	270,078	3,409	5.12	265,847	3,909	5.85	226,889	3,717	6.59
Tax-exempt	96,328	1,536	6.38	99,502	1,617	6.50	56,742	985	6.94
Total loans receivable	1,488,832	20,348	5.48	1,462,146	21,947	5.91	1,195,694	20,559	6.83
Total earning assets	$2,015,825	$25,851	5.14%	$2,009,815	$28,439	5.59%	$1,813,609	$28,511	6.26%

Sources of Funds
Interest-bearing deposits:
Regular savings	$345,498	$552	0.65%	$363,773	$761	0.83%	$349,976	$1,200	1.38%
Interest checking and money market	722,248	1,663	0.93	753,670	2,249	1.19	706,625	3,360	1.91
Time deposits	249,374	2,047	3.33	193,063	1,575	3.25	166,221	1,650	3.99
Public funds time	10,307	70	2.75	8,830	72	3.24	22,920	237	4.16
Total interest-bearing deposits	1,327,427	4,332	1.32	1,319,336	4,657	1.40	1,245,742	6,447	2.08
Short-term borrowings	308,065	426	0.55	325,477	603	0.72	230,749	1,911	3.28
Other borrowed money	50,000	548	4.38	50,000	561	4.39	50,000	555	4.39
Junior subordinated debt	29,400	661	8.99	29,400	661	8.99	29,400	661	8.99
Total interest-bearing liabilities	1,714,892	5,967	1.41	1,724,213	6,482	1.49	1,555,891	9,574	2.46
Noninterest-bearing funds (net)	300,933			285,602			257,718
Total sources to fund earning assets	$2,015,825	$5,967	1.20%	$2,009,815	$6,482	1.28%	$1,813,609	$9,574	2.11%
Net interest income and margin on a tax-equivalent basis		$19,884	3.94%		$21,957	4.31%		$18,937	4.15%
Tax-exempt adjustment		547			574			354
Net interest income and margin		$19,337	3.83%		$21,383	4.20%		$18,583	4.07%

Other Balances:
Cash and due from banks	$38,763			$42,237			$46,913
Other assets	75,055			70,996			89,927
Total assets	2,129,643			2,123,048			1,950,449
Demand deposits (noninterest-bearing)	285,580			272,871			270,345
Other liabilities	12,702			13,581			11,041
Stockholders' equity	116,469			112,383			113,172

Pennsylvania Commerce Bancorp, Inc. and Subsidiaries
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

	3/31/2009	3/31/2008	Year-ended
(dollar amounts in thousands)	Three Months Ended		12/31/2008

Balance at beginning of period	$16,719	$10,742	$10,742
Provisions charged to operating expense	3,200	975	7,475
	19,919	11,717	18,217

Recoveries on loans charged-off:
Commercial	3	124	145
Consumer	1	6	25
Real estate	0	0	0
Total recoveries	4	130	170

Loans charged-off:
Commercial	(3,685)	(165)	(1,426)
Consumer	(7)	(38)	(173)
Real estate	0	(17)	(69)

Total charged-off	(3,692)	(220)	(1,668)

Net charge-offs	(3,688)	(90)	(1,498)

Balance at end of period	$16,231	$11,627	$16,719

Net charge-offs as a percentage of
average loans outstanding	0.26%	0.01%	0.11%

Allowance for loan losses as a percentage of
period-end loans	1.12%	0.96%	1.16%

Summary of Nonperforming Loans and Assets
(unaudited)

The following table presents information regarding nonperforming loans and assets as of March 31, 2009 and for the preceding four quarters
(dollar amounts in thousands).

	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
Nonaccrual loans:
Commercial	$8,479	$6,863	$7,083	$2,577	$1,158
Consumer	724	492	164	125	120
Real Estate:
Construction	7,870	7,646	731	735	284
Real Estate	12,348	12,121	3,657	3,433	2,183
Total nonaccrual loans	29,421	27,122	11,635	6,870	3,745
Loans past due 90 days or more
and still accruing	0	0	33	6,036	15
Renegotiated loans	0	0	0	0	0
Total nonperforming loans	29,421	27,122	11,668	12,906	3,760

Foreclosed real estate	989	743	535	421	588

Total nonperforming assets	$30,410	$27,865	$12,203	$13,327	$4,348

Nonperforming loans to total loans	2.03%	1.88%	0.84%	0.98%	0.31%

Nonperforming assets to total assets	1.44%	1.30%	0.57%	0.65%	0.22%

Nonperforming loan coverage	55%	62%	119%	95%	309%

Allowance for loan losses as a percentage
of total period-end loans	1.12%	1.16%	1.00%	0.93%	0.96%

Nonperforming assets / capital plus allowance for loan losses	22%	21%	10%	11%	4%